UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2026

Fulcrum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38978	47-4839948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street
Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FULC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a current report on Form 8-K filed on June 11, 2026, Greg Tourangeau, Vice President, Finance and principal accounting officer of Fulcrum Therapeutics, Inc., or Fulcrum, mutually agreed with Fulcrum that Mr. Tourangeau will depart from his position at Fulcrum on a date to be agreed. Fulcrum and Mr. Tourangeau have agreed that his tenure in such roles will end on August 7, 2026.

In light thereof, on August 9, 2026, Fulcrum’s Board of Directors appointed Alan Musso, Fulcrum’s chief financial officer and principal financial officer, as principal accounting officer, effective August 7, 2026, upon Mr. Tourangeau’s departure.

Biographical information for Mr. Musso is set forth in Fulcrum’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2026, and is incorporated herein by reference. Mr. Musso will not receive any additional compensation in connection with this appointment. There is no arrangement or understanding between Mr. Musso and any other persons, respectively, pursuant to which he was appointed as principal accounting officer. There are no family relationships among any of Fulcrum’s directors or executive officers and Mr. Musso, and Mr. Musso does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date:	August 10, 2026	By:	/s/ Alex C. Sapir
Name: Alex C. Sapir Title: President and Chief Executive Officer